Exhibit 99.1

Cohu Reports First Quarter 2012 Operating Results

POWAY, Calif., April 25, 2012 — Cohu, Inc. (NASDAQ:COHU) today reported fiscal 2012 first quarter net sales of $53.3 million and GAAP net loss of $3.2 million or $0.13 per share. The Company also reported non-GAAP results, with first quarter 2012 net loss of $1.5 million or $0.06 per share.

GAAP Results
	Q1 FY 2012	Q4 FY 2011	Q1 FY 2011
Net sales	$53.3 million	$66.6 million	$89.7 million
Net income (loss)	$(3.2) million	$0.7 million	$6.6 million
Income (loss) per share	$(0.13)	$0.03	$0.27

Non-GAAP Results
	Q1 FY 2012	Q4 FY 2011	Q1 FY 2011
Non-GAAP net income (loss)	$(1.5) million	$2.8 million	$8.8 million
Non-GAAP income (loss) per share	$(0.06)	$0.12	$0.36

Sales of semiconductor equipment accounted for 82% of fiscal 2012 first quarter sales. Microwave communications equipment and video cameras and related equipment contributed 13% and 5%, respectively, for the same period.

Orders were $53.0 million for the first quarter of 2012 and $44.0 million for the fourth quarter of 2011. Orders for semiconductor equipment were $41.4 million in the first quarter of 2012 compared to $33.9 million in the fourth quarter of 2011. Total consolidated backlog was $51.6 million at March 31, 2012 compared to $51.9 million at December 31, 2011. Cohu expects second quarter 2012 sales to be between $55 million and $60 million.

James A. Donahue, Chairman, President and Chief Executive Officer stated, “First quarter sales were higher than expected due to improved results in our semiconductor equipment operations. As the quarter progressed, customer activity increased and semiconductor equipment orders were up 22% compared to the fourth quarter of 2011.”

Donahue concluded, “According to our checks on customer test floors, equipment utilization continues to rise and is now above 75%. Based on this and current customer forecasts, we expect orders to increase sequentially in the second quarter.”

Use of Non-GAAP Financial Information:

Included within this press release are non-GAAP financial measures that supplement the Company’s Condensed Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude charges and the related income tax effect for share-based compensation and the amortization of acquired intangible assets. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Operations.

These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate Cohu’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.

Forward Looking Statements:

Certain matters discussed in this release, including statements concerning Cohu’s expectations of business conditions, orders, sales, revenues and operating results are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected or forecasted. Such risks and uncertainties include, but are not limited to, inventory, goodwill and other intangible asset write-downs; our ability to convert new products under development into production on a timely basis, support product development and meet customer delivery and acceptance requirements for next generation equipment; our reliance on third-party contract manufacturers; failure to obtain customer acceptance resulting in the inability to recognize revenue and accounts receivable collection problems; customer orders may be canceled or delayed; the concentration of our revenues from a limited number of customers; intense competition in the semiconductor test handler industry; our reliance on patents and intellectual property; compliance with U.S. export regulations; and the cyclical and unpredictable nature of capital expenditures by semiconductor manufacturers. These and other risks and uncertainties are discussed more fully in Cohu’s filings with the Securities and Exchange Commission, including the most recently filed Form 10-K and Form 10-Q. Cohu assumes no obligation to update the information in this release.

About Cohu:

Cohu is a supplier of test handling, burn-in, thermal subsystems and MEMS test solutions used by the global semiconductor industry, microwave communications and video equipment.

Cohu will be conducting their conference call on Wednesday, April 25, 2012 at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time. The call will be webcast at www.cohu.com. Replays of the call can be accessed at www.cohu.com.

For press releases and other information of interest to investors, please visit Cohu’s website at www.cohu.com. Contact: Jeffrey D. Jones - Investor Relations (858) 848-8106

COHU, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended (1)
	March 31, 2012	March 26, 2011

Net sales	$53,296	$89,700
Cost and expenses:
Cost of sales	37,757	60,885
Research and development	8,370	9,083
Selling, general and administrative	10,876	12,090

	57,003	82,058

Income (loss) from operations	(3,707)	7,642
Interest and other, net	92	110

Income (loss) before income taxes	(3,615)	7,752
Income tax provision (benefit)	(391)	1,178

Net income (loss)	$(3,224)	$6,574

Income (loss) per share:
Basic	$(0.13)	$0.27

Diluted	$(0.13)	$0.27

Weighted average shares used in computing income (loss) per share (2):
Basic	24,353	24,018

Diluted	24,353	24,483

(1)	The three-month periods ended March 31, 2012 and March 26, 2011 were each comprised of 13 weeks.
(2)	For the first quarter ended March 31, 2012, potentially dilutive securities were excluded from the per share computations due to their antidilutive effect.

COHU, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)  (Unaudited)

	March 31, 2012	December 31, 2011

Assets:
Current assets:
Cash and investments	$104,263	$105,002
Accounts receivable	36,253	41,922
Inventories	82,195	82,689
Deferred taxes and other	14,661	14,203

Total current assets	237,372	243,816
Property, plant & equipment, net	37,183	36,981
Goodwill	59,066	58,060
Intangible assets, net	21,464	21,828
Other assets	940	923

Total assets	$356,025	$361,608

Liabilities & Stockholders’ Equity:
Current liabilities:
Deferred profit	$2,302	$2,821
Other current liabilities	45,032	49,050

Total current liabilities	47,334	51,871
Deferred taxes and other noncurrent liabilities	18,444	18,706
Stockholders’ equity	290,247	291,031

Total liabilities & stockholders’ equity	$356,025	$361,608

COHU, INC.

Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)

(in thousands, except per share amounts)

	March 31, 2012	Three Months Ended December 31, 2011	March 26, 2011

Income (loss) from operations - GAAP basis (a)	$(3,707)	$1,205	$7,642
Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of goods sold	105	138	92
Research and development	323	491	336
Selling, general and administrative	616	749	620

	1,044	1,378	1,048
Amortization of intangible assets included in (c):
Cost of goods sold	847	875	1,222
Selling, general and administrative	156	162	196

	1,003	1,037	1,418

Income (loss) from operations - non-GAAP basis (d)	$(1,660)	$3,620	$10,108

Net income (loss) - GAAP basis	$(3,224)	$719	$6,574
Non-GAAP adjustments (as scheduled above)	2,047	2,415	2,466
Tax effect of non-GAAP adjustments (e)	(298)	(303)	(280)

Net income (loss) - non-GAAP basis	$(1,475)	$2,831	$8,760

GAAP net income (loss) per share - diluted	$(0.13)	$0.03	$0.27
Non-GAAP net income (loss) per share - diluted (f)	$(0.06)	$0.12	$0.36

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance. Our management uses these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	(7.0)%, 1.8% and 8.5% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, restricted stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of intangible assets acquired in the fiscal 2008 acquisition of Rasco for the three months ended March 31, 2012 and December 31, 2011 and the amortization of intangible assets acquired in the fiscal 2008 acquisition of Rasco, the fiscal 2007 acquisition of Tandberg Television AVS GmbH and the fiscal 2006 acquisition of Unigen for the three months ended March 26, 2011.
(d)	(3.1)%, 5.4% and 11.3% of net sales, respectively.
(e)	To adjust the provision for income taxes related to the adjustments described in notes (b) and (c) above based on applicable tax rates.
(f)	Computed using number of GAAP diluted shares outstanding for each period presented.